SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

Date of report (Date of earliest event reported):    July 28, 2004

AFTERMARKET TECHNOLOGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21803	95-4486486
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oak Hill Center, Suite 400, Westmont, IL		60559
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:    (630) 455-6000

AFTERMARKET TECHNOLOGY CORP.

FORM 8-K

Forward-Looking Statement Notice

This Current Report on Form 8-K contains forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to us that are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including those related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs.  These statements reflect our judgment as of the date of this Current Report with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition.  Readers are cautioned that these forward-looking statements are inherently uncertain.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein.  We undertake no obligation to update forward-looking statements.  The factors that could cause actual results to differ are discussed in our Annual Report on Form 10-K for the year ended December 31, 2003 and our other filings made with the SEC.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 99:   Press release dated July 28, 2004

Item 12.           Results of Operations and Financial Condition.

On July 28, 2004, Aftermarket Technology Corp. issued a press release (a copy of which is attached as Exhibit 99) announcing, among other things, the following for the quarter ended June 30, 2004:

•                  revenue;

•                  income from continuing operations;

•                  adjusted income from continuing operations;

•                  income from continuing operations per diluted share; and

•                  adjusted income from continuing operations per diluted share;

and the following for the quarter ending September 30, 2004 and the year ending December 31, 2004:

•                  projected earnings per diluted share; and

•                  projected adjusted earnings per diluted share.

Adjusted income from continuing operations and adjusted income from continuing operations per diluted share are non-GAAP financial measures within the meaning of SEC Regulation G.  Reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures, and an explanation of why the non-GAAP financial measures are useful to management and investors, are contained in the attached press release.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AFTERMARKET TECHNOLOGY CORP.
Dated:  July 28, 2004

By:	/s/Joseph Salamunovich
Joseph Salamunovich
Vice President